Exhibit 23.5
Company: Annrich PTY LTD, Trading as Hoskings Resource Management
ACN 010 165 929
To the Board of Directors of
Vale S.A. (“Vale”)
Ladies and Gentlemen:
Richard Hoskings hereby consents to the incorporation by reference in this Registration Statement on Form S-8 of Vale’s Annual Report on Form 20-F for the year ended December 31, 2008, in which Richard Hoskings is named as having prepared Vale’s coal reserve estimates.
Very truly,
Hoskings Resource Management
Richard Hoskings
Managing Director
February 4, 2010